Exhibit 10.28

GUARANTY SUPPLEMENT

December 17, 2010

Bank of America, N.A., as Agent

6th Floor, 335 Madison Avenue,

New York, NY 10017

Ladies and Gentlemen:

Reference is made to (a) the Loan Agreement dated as of July 2, 2009 (as amended, modified, renewed and extended, “Loan Agreement”) among Solo Cup Company, a Delaware corporation (the “Company”), Solo Cup Operating Corporation, a Delaware corporation (“SCOC”, and together with the Company and each Subsidiary listed as such therein, the “Borrowers”), the Subsidiary Guarantors from time to time party thereto, the financial institutions from time to time party thereto (collectively, the “Lenders”), Bank of America, N.A., a national banking association, as a co-collateral agent (in such capacity, a “Co-Collateral Agent”) and the administrative agent for the Lenders (in such capacity and, together with any successor in such capacity, “Agent”) and General Electric Capital Corporation (“GECC”), as a co-collateral agent for the Lenders (together with the other Co-Collateral Agent, the “Collateral Agents”), and (b) Section 14 of the Loan Agreement and such other provisions applicable thereto (the “Guaranty”). This guaranty supplement is hereinafter referred to as the “Guaranty Supplement”). The capitalized terms defined in the Loan Agreement and not otherwise defined herein are used herein as therein defined.

Section 1. Guaranty Supplement; Limitation of Liability. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Obligor now or hereafter existing under or in respect of the Loan Documents or Bank Products (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent or any other Lender in enforcing any rights under this Guaranty Supplement, the Guaranty, any other Loan Document or Bank Product. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Obligor to any Lender under or in respect of the Loan Documents or Bank Products but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Obligor.

(b) The undersigned, and by its acceptance of this Guaranty Supplement, the Agent on behalf of each other Lender, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Agent, the other Lenders and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting a fraudulent transfer or conveyance.

(c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender under this Guaranty Supplement and the Guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor having the same Obligor as such Guarantor so as to maximize the aggregate amount paid to the Lenders under or in respect of the Loan Documents or Bank Products.

Section 2. Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Loan Agreement or Bank Product to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Subsidiary Guarantor” or an “Obligor” shall also mean and be a reference to the undersigned.

Section 3. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 9 of the Loan Agreement to the same extent as each other Guarantor.

Section 4. Delivery. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by facsimile transmission, portable document format (pdf) or electronic mail shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any conflict of law principles (but giving effect to section 5-1401 of the New York General Obligation Law and federal laws relating to national banks).

(b) The undersigned hereby consents to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, New York County, in any proceeding or dispute relating in any way to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and agrees that any such proceeding shall be brought by it solely in any such court. The undersigned agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Supplement, the Guaranty or any other Loan Document shall limit the right of Agent or any Lender to bring proceedings relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is a party against any Obligor in any other court, or limit the right of any Obligor to bring proceedings relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is a party against Agent, any Collateral agent, any Issuing Bank or any Lender in any other court.

(c) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY TO THIS GUARANTY SUPPLEMENT, THE GUARANTY, ANY OF THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS.

Very truly yours,

SOLO CUP FINANCE LIMITED

By	/s/ Robert D. Koney, Jr.
Name:	Robert D. Koney, Jr.
Title:	Director